Exhibit 5.1

Amarin Corporation plc 7 Curzon Street London W1J 5HG	Our ref	E327-73
	Date	1 March, 2005

Dear Sirs

AMARIN CORPORATION PLC ("AMARIN" OR THE "COMPANY")

This opinion is being delivered to you in support of a filing by Amarin of a registration statement on Form F-3, as amended by Amendment No. 1 thereto filed on or about 1 March, 2005 (the "Registration Statement") with the United States Securities and Exchange Commission, under the United States Securities Act of 1933 as amended (the "US Securities Act"), relating to the registration of certain ordinary shares of 5 pence each in the capital of Amarin ("Shares") to be issued as set out in paragraph 1 below and its purpose is to give our opinion as to the validity of the creation and (assuming it to take place) the allotment of such shares (the "Opinion").

1.     Securities

The number of Shares to be registered on Form F-3 will have a maximum aggregate offering price of US$50,000,000.

2.     Documents

For the purposes of this Opinion, we have examined only the following:

2.1
a certified copy of the Certificate of Incorporation (and all subsequent Certificates of Incorporation on Change of Name and Re-registration as a public company) and a copy of the Memorandum and Articles of Association of Amarin;

2.2
a Certificate of Good Standing issued by the Registrar of Companies in England and Wales in respect of Amarin and dated 28 February 2005;

2.3
a certificate from the Company Secretary of Amarin (the "Secretary's Certificate") confirming, inter alia, the amount of the Company's authorised but unissued share capital, the nominal amount of relevant securities which the directors are authorised to allot under section 80 of the UK Companies Act 1985 (as amended) (the "Act") and the extent of the powers to allot equity securities conferred on the directors under section 95 of the Act;

2.4
information on the file held at Companies House in respect of the Company disclosed by an online search carried out by us at Companies House on 1 March 2005;

2.5
a copy of the Registration Statement substantially in the form filed under the US Securities Act;

2.6
a copy of the minutes of a meeting of the board of directors of Amarin held on 29 November 2004; and

2.7
a copy of the resolutions of the Company's shareholders dated 21 June 2004.

3.     Assumptions

For the purposes of this Opinion we have assumed without investigation:

3.1
the authenticity, accuracy and completeness of all documents submitted to us as originals or copies, the genuineness of all signatures and the conformity to original documents of all copies;

3.2
the capacity, power and authority of each of the parties (other than Amarin) to any documents reviewed by us;

3.3
the due execution and delivery of any documents reviewed by us in compliance with all requisite corporate authorisations;

3.4
that all agreements examined by us are legal, valid and binding;

3.5
that the confirmations given in the Secretary's Certificate were true when given and remain true and that there is no matter not referred to in that Certificate which would make any of the information in the Secretary's Certificate incorrect or misleading;

3.6
that no event has occurred since the issue of the Certificate of Good Standing referred to at 2.2 above such that the Registrar of Companies would decline to issue a similar certificate as at the date of this Opinion;

3.7
that no change has occurred to the information on file at Companies House since 1 March 2005;

3.8
that, having undertaken the Company Search and a winding up search at the Companies Court in England on 1 March 2005 and having made enquiries of the Company Secretary (the "Searches and Enquiries") (but having made no other enquiries) and the Searches and Enquiries not revealing any of the same, no members or creditors' voluntary winding up resolution has been passed and no petition has been presented and no order has been made for the winding up or dissolution of Amarin and no receiver, administrative receiver, administrator or similar officer has been appointed in relation to Amarin or any of its assets; and

3.9
that, in respect of the Shares to be registered on Form F-3:

(a)
a meeting of the board of directors of the Company shall have been duly convened and held and a valid resolution passed at such meeting to approve the issue of such Shares;

(b)
as at the date of allotment of such Shares, the directors of the Company shall have sufficient authority for the purposes of section 80 of the Act to allot such Shares;

(c)
as at the date of allotment of such Shares, the directors of the Company shall have sufficient powers conferred on them under section 95 of the Act to allot such Shares as if section 89(1) of the Act did not apply to such allotment;

(d)
no alteration shall have been made as at the date of allotment of such Shares to either the memorandum of association or the articles of association of the Company;

(e)
as at the date of allotment of such Shares, the number of Shares to be allotted shall fall within the authorised and unallotted share capital of the Company; and

(f)
the Company shall have received in full in cash the subscription price payable for such Shares and shall have entered the holders thereof on the register of members of the Company showing that such Shares shall have been fully paid up as to their nominal value and any premium thereon as at the date of their allotment.

4.     Opinion

4.1
Based upon and subject to the foregoing, and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the opinion that:

(a)
Amarin is a company duly incorporated and validly existing and in good standing under English law; and

(b)
the Shares to be registered under the Registration Statement will be validly issued and fully paid and non-assessable.

4.2
For the purposes of this Opinion we have assumed that the term "non-assessable" in relation to the Shares means under English law that holders of such Shares, in respect of which all amounts due on such Shares as to the nominal amount and any premium thereon have been fully paid, will be under no obligation to contribute to the liabilities of the Company solely in their capacity as holders of such Shares.

5.     Reservations

Our reservations are as follows:

5.1
we express no opinion as to any law other than English law in force, and as interpreted, at the date of this Opinion. We are not qualified to, and we do not, express an opinion on the laws of any other jurisdiction. In particular and without prejudice to the generality of the foregoing, we have not independently investigated the laws of the United States of America or the State of New York for the purpose of this Opinion;

5.2
the expression "in good standing" in paragraph 4.1 above means that according to the documents on the file of Amarin in the custody of the Registrar of Companies, Amarin has been in continuous and unbroken existence since the date of its incorporation and that no notification has been received by the Registrar of Companies that it is in liquidation or administration;

5.3
the information contained in searches obtained from the Registrar of Companies is not always up to date or complete as a result of delays in filing by the persons responsible and/or misfiling or delays by staff at Companies House;

5.4
the list of members maintained by the Company's registrars does not disclose details of the payment up of any Shares, such details being recorded by the Company in a separate register of allotments which contains certain of the information required under the Act and we assume that the same procedure will be adopted in relation to the Shares to be registered as described in paragraph 1 above;

5.5
no allotment of any Shares to be registered as described in paragraph 1 above has yet taken place and no such allotment may in the event take place.

This Opinion speaks only as at the date hereof. We have no obligation to advise the addressee (or any third party) of any changes in the law or facts that may occur after the date of this Opinion.

This Opinion is given on condition that it is governed by and shall be construed in accordance with English law as in force at and interpreted at the date of this Opinion. We have not investigated the laws of any country other than England and Wales.

This Opinion is given solely to you in support of the filing of the Registration Statement. It may not be used nor relied upon for any other purpose or by any other person.

We hereby consent to the filing of this Opinion in its full form and the use of our name under the caption "Legal Matters" contained in the Prospectus which is included in the Registration Statement or in such other form as we may approve in writing.

In giving such consent, if and to the extent that this might otherwise apply in relation to the giving of an opinion governed by English law, we do not admit that we are in the category of persons whose consent is required under Section 7 of the US Securities Act or the Rules and Regulations thereunder.

Yours faithfully

Kirkpatrick & Lockhart Nicholson Graham LLP